UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FALCONSTOR SOFTWARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FALCONSTOR SOFTWARE, INC.

April 4, 2008

To Our Stockholders:

We invite you to attend our annual stockholders’ meeting on Thursday, May 8, 2008 at our worldwide headquarters located at 2 Huntington Quadrangle, Suite 2S01, Melville, New York at 9:00 a.m.

At the meeting, you will hear an update on our operations, have a chance to meet our directors and executives, and you will be asked to elect two directors, to approve an amendment to our incentive stock plan, to approve an amendment to our equity compensation plan for our outside directors, and to ratify the appointment of our independent registered public accounting firm. Your Board of Directors recommends a vote “FOR” each of the nominees and proposals.

This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only stockholders of record at the close of business on March 21, 2008 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,

/s/ ReiJane Huai

ReiJane Huai
Chairman and Chief Executive Officer

FALCONSTOR SOFTWARE, INC.

2 Huntington Quadrangle

Melville, NY 11747
_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2008
________________
To Our Stockholders:

The 2008 Annual Meeting of Stockholders (“Annual Meeting”) of FalconStor Software, Inc. (the “Company”), a Delaware corporation, will be held at the Company’s headquarters at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, commencing at 9:00 a.m. (EDT) on Thursday, May 8, 2008, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

1)	To elect two directors to the Company’s Board of Directors to three-year terms and until the directors’ successors are elected and qualified;

2)	To approve an amendment to the FalconStor Software, Inc., 2006 Incentive Stock Plan;

3)	To approve an amendment to the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan;

4)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008; and

5)	Any other matters that properly come before the meeting.

At the Annual Meeting, the Company intends to nominate Steven Fischer and Alan Kaufman for election to the Board of Directors. Mr. Fischer and Mr. Kaufman are currently members of the Company’s Board of Directors. For more information concerning Mr. Fischer and Mr. Kaufman, please see the Proxy Statement.

The Board of Directors has fixed the close of business on March 21, 2008 as the record date for determination of stockholders entitled to vote at the Annual Meeting or any adjournment thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 48,402,768 shares of common stock were outstanding.

TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.  ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

/s/ Seth R. Horowitz

Seth R. Horowitz
Secretary

Melville, NY
April 4, 2008

FALCONSTOR SOFTWARE, INC.
2 Huntington Quadrangle
Melville, New York 11747
_________________

2008 PROXY STATEMENT

GENERAL INFORMATION

This proxy statement contains information related to the annual meeting of stockholders of FalconStor Software, Inc., to be held on Thursday, May 8, 2008, beginning at 9:00 a.m. (EDT), at the Company’s headquarters at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting

At the Company’s annual meeting, stockholders will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1)	To elect two directors to the Company’s Board of Directors to three-year terms and until the directors’ successors are elected and qualified;

2)	To approve an amendment to the FalconStor Software, Inc., 2006 Incentive Stock Plan;

3)	To approve an amendment to the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan;

4)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008; and

5)	Any other matters that properly come before the meeting.

Who May Vote; Date of Mailing

Stockholders of FalconStor Software, Inc., as recorded in our stock register on March 21, 2008 (the “Record Date”), may vote at the meeting. As of this date, we had 48,402,768 shares of common stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share. It is anticipated that this Proxy Statement will be mailed to stockholders on or about April 7, 2008.

How to Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations, i.e., in favor of our director nominees, in favor of the amendment to the FalconStor Software, Inc., 2006 Incentive Stock Plan, in favor of the amendment to the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan, and in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted.  Second, you may vote in person at the meeting. Last, you may notify our Chief Financial Officer in writing at 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

Votes Needed

The director nominees receiving a majority of the votes cast during the meeting will be elected to fill the seats of our directors. For the other proposals to be approved, we require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Votes that are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of the directors and the ratification of the auditors.

Attending in Person

Only stockholders, their proxy holders, and our invited guests may attend the meeting. For security purposes, all persons attending the meeting must bring identification with photo. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the meeting. For example, you could bring an account statement showing that you owned FalconStor Software, Inc., shares as of March 21, 2008 as acceptable proof of ownership.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of the Common Stock of FalconStor Software, Inc., outstanding at March 21, 2008, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers identified in the summary compensation table, and (iv) all directors, nominees for director and Named Executive Officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentageof Class (2)
ReiJane Huai (3)	9,631,760	19.9%
c/o FalconStor Software, Inc.
2 Huntington Quadrangle
Melville, NY 11747

Steven L. Bock (4)	63,316	*

Patrick B. Carney (5)	73,400	*

Lawrence S. Dolin (6)	138,800	*

Steven R. Fischer (7)	103,300	*

Alan W. Kaufman (8)	63,316	*

Wayne Lam (9)	585,372	1.2%

James Weber (10)	339,479	*

Bernard Wu (11)	540,804	1.1%

All Directors, Nominees for Director and Executive Officers as a Group (12) (9 persons)	11,539,547	23.2%

*Less than one percent

1.
A person is deemed to be the beneficial owner of voting securities over which the person has voting power or that can be acquired by such person within 60 days after the record date upon the exercise of options, warrants or convertible securities, or upon the lapse or the removal of all restrictions on shares of restricted stock. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the date hereof) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

2.	Based upon shares of Common Stock outstanding at the Record Date, March 21, 2008, of 48,402,768.

3.
Based upon information contained in a report on Schedule 13D filed December 11, 2007 by Mr. Huai and certain other information. Consists of (i) 9,590,760 shares of Common Stock held by Mr. Huai and (ii) 41,000 shares of Common Stock held by The 2002 ReiJane Huai Revocable Trust, of which Mr. Huai is a trustee. Mr. Huai disclaims beneficial ownership of the securities held by The 2002 ReiJane Huai Revocable Trust, except to the extent of his equity interest therein.

4.
Based on information contained in Forms 4 filed by Mr. Bock and certain other information.  Consists of (i) 5,000 shares of restricted stock and (ii) 58,316 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

5.
Based on information contained in Forms 4 filed by Mr. Carney and certain other information.  Consists of (i) 100 shares of Common Stock held by Mr. Carney, (ii) 5,000 shares of restricted stock and (iii) 68,300 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

6.
Based on information contained in Forms 4 filed by Mr. Dolin and certain other information.  Consists of (i) 40,000 shares of Common Stock held by Northern Union Club, (ii) 5,000 shares of restricted stock and (iii) 93,800 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008. Mr. Dolin is a general partner of Mordo Partners, which is a general partner of Northern Union Club. Mr. Dolin disclaims beneficial ownership of the securities held by Northern Union Club, except to the extent of his equity interest therein.

7.
Based on information contained in Forms 4 filed by Mr. Fischer and certain other information.  Consists of (i) 5,000 shares of restricted stock and (ii) 98,300 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008. Excludes 1,000 shares of Common Stock held by Mr. Fischer as a custodian for his daughter.  Mr. Fischer disclaims beneficial ownership of the securities held as a custodian for his daughter, except to the extent of his equity interest therein.

8.
Based on information contained in Forms 4 filed by Mr. Kaufman and certain other information. Consists of (i) 5,000 shares of restricted stock and (ii) 58,316 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

9.
Based on information contained in Forms 4 filed by Mr. Lam and certain other information.  Consists of (i) 3,537 shares of Common Stock held by Mr. Lam, (ii) 20,435 shares of Common Stock held by Mr. Lam’s spouse, (iii) 86,400 shares of restricted stock and (iv) 475,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

10.
Based on information contained in Forms 4 filed by Mr. Weber and certain other information.  Consists of (i) 6,600 shares of Common Stock held by Mr. Weber, (ii) 86,400 shares of restricted stock and (iii) 246,479 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

11.
Based on information contained in Forms 4 filed by Mr. Wu and certain other information.  Consists of (i) 130,620 shares of Common Stock held by Mr. Wu, (ii) 86,400 shares of restricted stock and (iii) 323,784 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

12.
Consists of (i) 9,833,052 shares of Common Stock held by all directors, nominees for director and executive officers as a group, (ii) 284,200 shares of restricted stock, and (ii) 1,422,295 shares of Common Stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 21, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Messrs. Bock, Carney, Dolin, Fischer and Kaufman did not file their Forms 4 on a timely basis following grants of stock options and shares of restricted stock made to them automatically under the Company’s 2004 Outside Directors Compensation Plan on the date of the Company’s last annual meeting of stockholders. The Forms 4 were eventually filed. Based solely upon a review of Forms 3, 4, and 5, and amendments thereto furnished to the Company during the fiscal year ended December 31, 2007, the Company is not aware of any director, officer, or beneficial owner of more than 10 percent of any class of Company equities who failed to file on a timely basis any other reports required by Section 16(a) of the Exchange Act, during the fiscal year ended December 31, 2007.

BOARD OF DIRECTORS

Independence

In accordance with the Company’s Corporate Governance Guidelines, and the Nasdaq Stock Market corporate governance listing standards (the “Nasdaq Standards”), a majority of the Company’s directors must be independent as determined by the Board. In making its independence determinations for directors, the Board looks to the Nasdaq Standards.

Under the Nasdaq Standards, a director is independent if: the director is not employed, nor is the director a family member of anyone employed, by the Company or any parent or subsidiary; the director is not, and does not have a family member who is, a partner of the Company’s outside auditor or a former partner or employee of the outside auditor who worked on the Company’s audit during the past three years; the director has not, and does not have a family member who has, accepted more than $100,000 during the current or past three fiscal years from the Company or any of its affiliates; the director is not, nor is any family member of the director, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services that exceed five percent of the recipient’s consolidated gross revenues or $200,000, whichever is more; and the director is not, and does not have any family member who is, an executive officer of another company where any of the Company’s executive officers serve on the other company’s compensation committee.

The Board of Directors currently consists of six directors, five of whom, Messrs. Bock, Carney, Dolin, Fischer, and Kaufman are independent. Mr. Huai is a non-independent management director who does not sit on any of our Board committees.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s bylaws authorize the Board of Directors to fix the number of directors and provide that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms. Currently, the number of members of the Board of Directors is six.

The Company’s nominating procedures, including procedures for director candidates proposed to be nominated by stockholders, and director qualifications, are set forth below.

Steven Fischer and Alan Kaufman were nominated by the Company’s Nominating and Corporate Governance Committee as the Board of Directors’ nominees for director. Mr. Fischer and Mr. Kaufman are currently directors of the Company. Each would be elected for a full three-year term. It is proposed that Mr. Fischer and Mr. Kaufman be elected to serve until the Annual Meeting of Stockholders to be held in 2011 and until their successors are elected and shall have qualified.

Unless authority is specifically withheld, proxies will be voted for the election of each of the nominees below to serve as a director of the Company for a term which will expire at the Company’s 2011 Annual Meeting of Stockholders and until a successor is elected and qualified. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Name	Position	Age	Director Since
Steven R. Fischer Alan W. Kaufman	Director Nominee Director Nominee	62 69	2001 2005

Steven R. Fischer has been President of Capital One Leverage Finance Corp. and its predecessor entity since July 2004. From February 2004 until July 2004, he was a consultant to financial institutions. From 1992 to February 2004, he held multiple executive management and financial positions, including most recently President, with Transamerica Business Capital Corporation, a member of the Transamerica Finance Corporation family of companies, specializing in secured lending for mergers, acquisitions and restructurings. From 1981 to 1992, he served as Vice President and Regional Manager of Citibank, N.A. Since 1995, he has served as a director of ScanSource, Inc., a value-added distributor of POS and bar code products. Beginning in 2001 he served on the board of advisors of Keltic Financial LLC., a privately held finance company that funds middle market companies. He holds a B.S. in Economics and Accounting from Queens College and an M.B.A. from Baruch College. Mr. Fischer has been a director of the Company since August 2001.

Alan W. Kaufman has been a director of Appfluent Technologies since October 2002. He was a director of NetIQ Corporation from August 1997 until its merger with Attachment Corporation in August 2006. Mr. Kaufman served as a director of QueryObject Systems Corp. from October 1997 to March 2002. He also served as QueryObject Systems’ Chairman of the Board from May 1998 to October 1999, and as President and Chief Executive Officer from October 1997 to December 1998, when he retired. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1986 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman was the founding president of, and currently serves on the Board of Directors of, the New York Software Industry Association. He is on the Advisory Board of the CUNY (City University of New York) Institute for Software Design and Development. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University. Mr. Kaufman has been a director of the Company since May 2005.

The names of the directors, whose terms expire at the 2009 and 2010 Annual Meetings of Stockholders of the Company, who are currently serving their terms, are set forth below:

Name	Position	Age	Director Since
Steven L. Bock Patrick B. Carney Lawrence S. Dolin ReiJane Huai	Director Director Director Director	54 43 64 49	2005 2003 2001 2001

Steven L. Bock has been CEO and President of Rotobrush International LLC, a leading provider of air duct cleaning systems to a range of service contractors, since October 2005. He is also a member of Rotobrush’s Supervisory Committee. Mr. Bock was Chairman of the Board and CEO of Unger Software Corporation from December 2002 until January 2007. He was also the President of Unger Software from October 2002 to October 2005. Prior to joining Unger Software, Mr. Bock was a consultant to early-stage companies. He served as a Director and Interim Chief Operating Officer of B2BVideo Network from November 2001 to May 2002. From December 1990 through July 2000, Mr. Bock was Chairman, Chief Executive Officer and President of Specialty Catalog Corp., a direct marketer targeting niche consumer product categories through a variety of catalogs and E-commerce web sites. Prior to joining Specialty Catalog, Mr. Bock was an officer at investment holding and management firms and was a partner of a law firm. Mr. Bock holds a B.S. from the State University of New York at Albany, and a J.D. from Harvard Law School. Mr. Bock has been a Director of the Company since January 2005 and his term as a director of the Company expires in 2009.

Patrick B. Carney has been a Vice President of Melillo Consulting, Inc., a solutions oriented systems integrator, since October 2006, and a General Manager since April 1, 2005. From November 2004, through March 2005, Mr. Carney was an independent consultant to senior management and senior IT executives. From October 2003, through October 2004, Mr. Carney was the Chief Technology Officer for Barr Laboratories Inc., a specialty pharmaceutical company. From August 2000 through July 2003 he served as the Chief Information Officer for the North Shore – Long Island Jewish Health System where he was responsible for strategic IS planning and managing the IS and Telecommunications operations throughout the Health System. From 1995 to July 2000, Mr. Carney was the Vice President & Chief Information Officer for Staten Island University Hospital. Mr. Carney’s career also includes IT management experience in other industries as he was also the Director of Information Systems for ABB Power Generation Inc., a subsidiary of the Zurich-based Asea Brown Boveri, and also held positions at KPMG Peat Marwick, Wang Laboratories, and IBM Corporation. Mr. Carney received a BS degree from Manhattan College. Mr. Carney has been a director of the Company since May 2003, and his term as a director of the Company expires in 2009.

Lawrence S. Dolin has been Chairman, President and Chief Executive Officer of Noteworthy Medical Systems, Inc. (“Noteworthy”), a provider of computerized patient record software, since January 2000. Since January 1996, Mr. Dolin has been a general partner of Mordo Partners, an investment management partnership. Since 1981, Mr. Dolin has served as a director of Morgan’s Foods, Inc., which owns, through wholly-owned subsidiaries, KFC restaurants, Taco Bell restaurants and Pizza Hut restaurants. Mr. Dolin holds a B.A. from Case Western Reserve University and a J.D. from Case Western Reserve University. Mr. Dolin has been a director of the Company since August 2001, and his term as a Director of the Company expires in 2010.

ReiJane Huai has served as President and Chief Executive Officer of the Company and its predecessor since December 2000 and has served as Chairman of the Board of the Company since August 2001. Mr. Huai also served as a director of the Company’s predecessor from July 2000 to August 2001. Mr. Huai came to the Company with a career in software development and management. As executive vice president and general manager, Asia, for Computer Associates International, Inc., he was responsible for sales, marketing and the development of strategic joint ventures in the region. Mr. Huai joined Computer Associates in 1996 with its acquisition of Cheyenne Software, Inc., where he was president and chief executive officer. Mr. Huai joined Cheyenne Software, Inc., in 1985 as manager of research and development of ARCserve, the industry’s first storage management solution for the client/server environment. Mr. Huai received a master’s degree in computer science from the State University of New York at Stony Brook in 1985. Mr. Huai has been a director of the Company since August, 2001, and his term as a Director of the Company expires in 2010.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Meetings

The Board of Directors met on ten occasions during the fiscal year ended December 31, 2007.  In addition to the meetings, the members of the Board of Directors sometimes take action by unanimous written consent in lieu of a meeting, which is permitted. All Directors attended at least 75% of the meetings of the Board of Directors.

Committees

The Board of Directors currently has three committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a charter. These charters are available on the Company’s website at http://www.falconstor.com/en/company/?pg=Governance&sb=Committees.

Audit Committee

The Audit Committee consists of Messrs. Bock, Dolin, and Fischer (Chair). The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of management and information systems and internal controls, and (5) the compliance by the Company with legal and regulatory requirements.

Each member of the Audit Committee is required to be “independent” as defined in the Nasdaq Standards and in Section 301of the Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that each member of the Audit Committee is “independent” under these standards. In addition, the Board has determined that, as required by the Nasdaq Standards, each member of the Audit Committee was able to read and to understand financial statements at the time of his appointment to the Audit Committee.

The Board has further determined that Mr. Fischer meets the definition of “audit committee financial expert,” and therefore meets comparable Nasdaq Standard requirements, because he has an understanding of financial statements and generally accepted accounting principles (“GAAP”); has the ability to assess GAAP in connection with the accounting for estimates, accruals, and reserves; has experience in analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; has an understanding of internal controls and procedures for financial reporting; and has an understanding of audit committee functions. Mr. Fischer acquired these attributes through education and experience consistent with the requirements of the Act.

The Audit Committee met five times during the fiscal year ended December 31, 2007. All members of the Audit Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2007.

The Company’s Board of Directors has adopted, and annually reviews, an Audit Committee Charter and Guidelines for Pre-Approval of Independent Auditor Services.  The Audit Committee Charter is attached to this Proxy Statement as Exhibit C.

Compensation Committee

The Compensation Committee consists of Messrs. Carney, Dolin (Chair) and Kaufman. The Compensation Committee is appointed by the Board (i) to discharge the responsibilities of the Board relating to compensation of the Company's executives, (ii) to produce the annual report that is required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, and (iii) to administer, and to approve awards under, the Company’s equity-based compensation plans for employees. Under the Compensation Committee Charter, all members of the Compensation Committee are required to be “independent” as defined in the Nasdaq Standards. The Board has determined that all of the current members of the Compensation Committee are “independent” under these standards.

The Compensation Committee met eight times during the fiscal year ended December 31, 2007. All members of the Compensation Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2007. The Compensation Committee also took action by unanimous written consent in lieu of a meeting 11 times during the fiscal year ended December 31, 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Bock, Carney (Chair), Fischer and Kaufman. The Nominating and Corporate Governance Committee is appointed by the Board: (i) to identify individuals qualified to become Board members, (ii) to recommend to the Board director candidates for each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships and (iii) to perform a leadership role in shaping the Company's corporate governance policies, including developing and recommending to the Board a set of corporate governance principles. Under the Nominating and Corporate Governance Committee Charter, all members of the Nominating and Corporate Governance Committee are required to be “independent” as defined in the Nasdaq Standards. The Board has determined that all of the current members of the Nominating and Corporate Governance Committee are “independent” under these standards.

The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2007. All members of the Nominating and Corporate Governance Committee attended at least 75% of the meetings of the committee during the times they were members of the Nominating and Corporate Governance Committee.

Nominating Procedures and Director Qualifications

The Nominating and Corporate Governance Committee has adopted the following policies regarding nominations and director qualifications:

I.           Consideration of Nominees Recommended by Stockholders

The Committee recognizes that qualified candidates for nomination for Director can come from many different sources, including from the Company’s stockholders. The Committee will therefore consider any nominee who meets the minimum qualifications set forth below.

To propose a nominee, a stockholder must provide the following information:

1.	The stockholder’s name and, if different, the name of the holder of record of the shares.

2.	The stockholder’s address and telephone number.

3.	The name of the proposed nominee.

4.	The address and phone number of the proposed nominee.

5.	A listing of the proposed nominee’s qualifications.

6.	A statement by the stockholder revealing whether the proposed nominee has assented to the submission of her/his name by the stockholder.

7.	A statement from the stockholder describing any business or other relationship with the nominee.

8.	A statement from the stockholder stating why the stockholder believes the nominee would be a valuable addition to the Company’s Board of Directors.

The stockholder should submit the required information to:

Nominating and Corporate Governance Committee
c/o General Counsel
FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY  11747

With a copy to:

Director Human Resources
FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY  11747

If any information is missing, the proposed nominee will not be considered.

II.           Qualifications for Candidates

 The Committee believes that the Company and its stockholders are best served by having directors from diverse backgrounds who can bring different skills to the Company. It is therefore not possible to create a rigid list of qualifications for Director candidates. However, absent unique circumstances, the Committee expects that each candidate should have the following minimum qualifications:

•
Substantial experience with technology companies. This experience may be the result of employment with a technology company or may be gained through other means, such as financial analysis of technology companies;

•	The highest level of personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company's business;

•	Willingness to represent the best interests of all stockholders and to objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the director's responsibilities to the Company and its stockholders.

At any time, the Committee may be looking for director candidates with certain qualifications or skills to replace departing directors or to complement the skills of existing directors and to add to the value of the Board of Directors.

III.           Identification and Evaluation of Candidates

Candidates for director may come from many different sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders.

In each instance, the Committee will perform a thorough examination of the candidate. An initial screening will be performed to ensure that the candidate meets the minimum qualifications set forth above and has skills that would enhance the Board of Directors. Following the initial screening, if the candidate is still viewed as a potential nominee, the Committee will perform additional evaluations including, among other things, some or all of the following: Detailed resume review; personal interviews; interviews with employer(s); and interviews with peer(s).

All candidates will be reviewed to determine whether they meet the independence standards of the Nasdaq Standards. Failure to meet the independence standards may be a disqualifying factor based on the Board of Director’s composition at the time. Even if failure to meet the independence standards is not by itself disqualifying, it will be taken into account by the Committee in determining whether the candidate would make a valuable contribution to the Board of Directors.

Director Compensation

Directors who are also employees receive no compensation for serving on the Company’s Board of Directors. Non-employee directors are reimbursed for all travel and other expenses incurred in connection with attending Board and Committee meetings.

From 2001 through 2006, the Company’s outside directors were compensated for regular activities solely with options to purchase Company Common Stock. Based on a review it conducted in the first quarter of 2007, the Company’s Compensation Committee believed it was appropriate to make a change in the types of compensation payable to the outside directors. It was determined to pay fees to directors in a combination of cash and equity.

The cash fee for outside directors is set at a base amount of $26,500 per director. The chairperson of the Audit Committee receives an additional $10,000 per annum and the chairpersons of any other Board committee receives an additional $5,000 per annum. In addition, outside directors receive $3,000 per annum for each committee on which they serve in a capacity other than chairperson. Cash director fees are paid quarterly in arrears. Because all directors are expected, absent unusual circumstances, to attend all meetings of the Board and all meetings of the committees on which they serve, outside directors typically do not receive any payment based on attendance at meetings. If circumstances require an unusually large number of meetings, the Company may compensate outside directors with additional cash in recognition of the increased time devoted to Company matters.

In May 2007, the Company’s stockholders approved the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan (the “2007 Plan”). Under the 2007 Plan as adopted, outside directors receive annual grants of 5,000 options to purchase Company Common Stock and 5,000 shares of restricted Company Common Stock. Both the options and the restricted stock are granted on the date of the Company’s Annual Meeting of Stockholders and will vest 33% on the first anniversary of grant, 33% on the second anniversary of grant, and 34% on the third anniversary of grant, as long as the director has served the full period between Annual Meetings of Stockholders. In addition, in the event that an outside director is unable to continue service on the Board due to death, disability or a significant health issue, or if, upon the expiration of an outside director’s term, the outside director indicates his or her desire to be nominated as a director for an additional term, but is not so nominated by the Company, then all restrictions on unvested shares of restricted stock shall lapse on the last day the outside director is a Company director.

In the first quarter of 2008, the Compensation Committee reviewed the directors fee structure and determined that the equity portion of the outside directors compensation should be paid only in shares of restricted stock, rather than in a combination of restricted stock and stock options. The Compensation Committee determined that the goals of attracting and retaining qualified directors, and aligning the interests of directors with other stockholders would be best served by this change. As a result, the Company proposes to amend the 2007 Plan to provide that outside directors will receive as equity compensation an automatic annual grant of 10,000 shares of restricted stock. The restricted stock will be granted on the date of the Company’s Annual Meeting of Stockholders and will vest 33% on the first anniversary of grant, 33% on the second anniversary of grant, and 34% on the third anniversary of grant, as long as the director has served the full period between Annual Meetings of Stockholders. In addition, in the event that an outside director is unable to continue service on the Board due to death, disability or a significant health issue, or if, upon the expiration of an outside director’s term, the outside director indicates his or her desire to be nominated as a director for an additional term, but is not so nominated by the Company, then all restrictions on unvested shares of restricted stock shall lapse on the last day the outside director is a Company director. Further details of these proposed changes may be found under the heading “Proposal No. 3” of this Proxy Statement.

The table below sets forth the compensation received by our non-employee directors for the year 2007.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total

Steven L. Bock (4)	$21,103	$12,012	$93,801	$126,916

Patrick B. Carney (5)	$22,401	$12,012	$72,212	$106,625

Lawrence S. Dolin (6)	$22,401	$12,012	$64,395	$98,808

Steven R. Fischer (7)	$25,648	$12,012	$64,395	$102,055

Alan W. Kaufman (8)	$21,103	$12,012	$78,020	$111,135

(1)	Fees were earned in 2007 and paid in both 2007 and 2008.

(2)
The Company granted 5,000 shares of restricted stock to each non-employee director on May 8, 2007 at a grant date fair value of  $11.10 per share, that vest over three-years at 33%, 33% and 34%, respectively. The dollar amounts in the table represent the compensation cost associated with this award during 2007 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R).

(3)
The dollar amounts represent the compensation costs associated with unvested stock option awards recognized in 2007 in accordance with SFAS 123(R), from current and prior years awards. Stock option awards granted under the 2004 Outside Directors Stock Option Plan (the “2004 Plan”) vest one-third on the first anniversary of the date of grant, and one twenty-fourth of the remainder vests each month thereafter for twenty-four months. Option awards from the 2007 Plan vest over a three-year period at 33%, 33% and 34%, respectively on the anniversary of the date of grant.

(4)
As of December 31, 2007, the option and/or restricted stock awards outstanding for Mr. Bock total 70,000 shares, of which 60,000 shares were granted from the 2004 Plan and 10,000 shares were granted from the 2007 Plan.

(5)
As of December 31, 2007, the option and/or restricted stock awards outstanding for Mr. Carney totaled 85,000 shares, of which 20,000 were granted from the 1994 Outside Directors Plan, 40,000 shares were granted from the 2004 Plan, and 15,000 shares were granted from the 2007 Plan. Mr. Carney also has 10,000 option awards outstanding from the 2000 Stock Option Plan, which were awarded to Mr. Carney as an independent outside consultant in 2002, prior to serving on the Company’s Board of Directors.

(6)
As of December 31, 2007, the option and/or restricted stock awards outstanding for Mr. Dolin totaled 110,500 shares, of which 50,500 were granted from the 1994 Outside Directors Plan, 45,000 shares were granted from the 2004 Plan, and 15,000 shares were granted from the 2007 Plan.

(7)
As of December 31, 2007, the option and/or restricted stock awards outstanding for Mr. Fischer totaled 115,000 shares, of which 55,000 were granted from the 1994 Outside Directors Plan, 45,000 shares were granted from the 2004 Plan, and 15,000 shares were granted from the 2007 Plan.

(8)
As of December 31, 2007, the option and/or restricted stock awards outstanding for Mr. Kaufman totaled 70,000 shares, of which 60,000 shares were granted from the 2004 Plan and 10,000 shares were granted from the 2007 Plan.

Contacting the Board of Directors

Stockholders and others may contact FalconStor’s Board of Directors by sending a letter to:

Board of Directors
FalconStor Software, Inc.
2 Huntington Quadrangle, Suite 2S01
Melville, NY  11747

or by clicking on the “Contact FalconStor’s Board of Directors” link on the FalconStor Corporate Governance home page at www.falconstor.com/en/company/?pg=Governance.

Communications directed to the Board of Directors are screened by the Company’s Legal and/or Investor Relations departments. Routine requests for Company information are handled by the appropriate Company department. Other communications are reviewed to determine if forwarding to the Board of Directors is necessary or appropriate. The Board of Directors receives a quarterly summary of all communications that are not forwarded to the Board’s attention. All communications are kept on file for one year for any Director who wishes to view them.

Attendance at Annual Meetings

The Company’s policy is that, except for unusual circumstances, all board members should attend the Company’s Annual Meetings of Stockholders. All board members other than Mr. Fischer, who was out of the country, attended the Company’s 2007 Annual Meeting of Stockholders.

MANAGEMENT

Executive Officers of the Company

The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

Name	Position	Age
Wayne Lam	Vice President, Co-Founder	44
James Weber	Chief Financial Officer, Treasurer and Vice President	37
Bernard Wu	Vice President, Business Development	50

Wayne Lam has served as a vice president of the Company and its predecessor entity since April 2000. Mr. Lam has more than 15 years of software development and corporate management experience. As vice president at Computer Associates, he held various roles in product marketing, business development and product development. Mr. Lam joined Computer Associates in 1996 with its acquisition of Cheyenne Software, where he held various positions including general manager of Cheyenne Software Netware Division, director of business development, and head of Cheyenne Communications, a business development unit focusing on communication software. From 1989 to 1993 he was co-founder and chief executive officer of Applied Programming Technologies, where he managed all aspects of its operations and development projects. From 1987 to 1989 he was vice president of engineering at Advanced Graphic Applications, where he managed the development of PC-based document management systems and optical storage device drivers. Mr. Lam has a B.E. in Electrical Engineering from Cooper Union, where he was involved with a privately funded research project studying the feasibility of building paperless offices using optical storage devices. The success of the project led to the formation of Advanced Graphic Applications.

James Weber has served as Chief Financial Officer, Treasurer and a Vice President since February 2004. Mr. Weber has over 10 years of financial, accounting and management experience. Prior to becoming Chief Financial Officer, Mr. Weber served as worldwide Corporate Controller of the Company and its predecessor entity since April 2001. From 1998 through 2001, Mr. Weber served as Corporate Controller for theglobe.com, an Internet community. Before joining theglobe.com, Mr. Weber had been an audit manager with KPMG and had several years of public accounting experience. Mr. Weber is a Certified Public Accountant in the State of New York and received his Bachelor of Science degree in accounting from Fordham University.

Bernard Wu has served as Vice President of Business Development of the Company and its predecessor entity since November 2000. From 1998 to October 2000, Mr. Wu was Senior Vice President of sales and marketing for the Internet Outsourcing Division of Trend Micro, a leading Internet security software company. Mr. Wu had worldwide responsibility for defining, launching, and managing OEM, service, and alliance partnerships with ISPs, ASPs, telecommunication carriers, and other software companies for the purpose of offering network-based security services. Prior to that, Mr. Wu had 15 years’ experience in various executive and managerial positions at companies such as Intel, Seagate, Conner Peripherals, and Computer Associates/Cheyenne in areas including product development, marketing, and OEM/channel sales of RAID, optical, and tape-based storage management software and subsystems. In 1996 he co-authored a patent in the area of SCSI enclosure management services which has been widely adopted in the industry. Mr. Wu has a BS/MS in engineering from the University of California at Berkeley and an MBA from University of California at Los Angeles Anderson School of Management.

EXECUTIVE COMPENSATION

A.  COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation programs for our Chief Executive Officer, our Chief Financial Officer, and our other Executive Officers (each a “Named Executive Officer” or “NEO”).

Roles and Responsibilities

Our Compensation Committee is responsible for, among other things, the establishment and review of compensation policies and programs for our Named Executive Officers and ensuring that these NEOs are compensated in a manner consistent with the objectives and principals set forth below.

The Compensation Committee makes all compensation decisions for our Named Executive Officers. The Committee is responsible for negotiating the terms of an employment agreement with our Chief Executive Officer and for annually evaluating his performance. Our Chief Executive Officer annually reviews the performance of each of the other NEOs and presents to the Compensation Committee his recommendations, including salary adjustments and incentive compensation. The Compensation Committee may exercise its discretion in modifying any recommended salary adjustments or awards to these executives. The Committee also considers benchmark competitive compensation market data, the compensation of other Company executives, and the Named Executive Officers’ levels of responsibility, prior experience, breadth of knowledge and job performance when making compensation decisions for all of our Named Executive Officers.

The role of Company management is to provide reviews and recommendations for the Compensation Committee’s consideration and to manage operational aspects of the Company’s compensation programs, policies, and governance. Direct responsibilities include, but are not limited to, (i) providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives, (ii) recommending changes, if necessary, to ensure achievement of all program objectives and (iii) recommending equity awards for officers and employees. Management also prepares tally sheets which set out all components of total compensation for our Named Executive Officers, including salary, incentive compensation and outstanding equity awards. The Compensation Committee reviews and considers these tally sheets in making compensation decisions for our Named Executive Officers.

Compensation Objectives

For all Named Executive Officers, compensation is intended to be performance-based. Our Compensation Committee believes that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for our Named Executive Officers, the following are the Compensation Committee's objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interests of our stockholders; and

•
Enhance the officers' incentive to maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation for management in the form of direct ownership in us through stock options and grants of restricted stock.

To achieve these objectives, our overall compensation program aims to pay our Named Executive Officers competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the Compensation Committee considers the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders.

Consultants and Benchmarking

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Compensation Committee may elect to retain such a consultant in the future if it determines that so doing would be helpful in developing, implementing or maintaining compensation plans.

The Compensation Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our Named Executive Officers. In addition, the Compensation Committee takes into account input from other independent members of our board of directors and, to the extent available, publicly available data relating to the compensation practices and policies of other companies within and outside our industry. The Compensation Committee compares our executive compensation against the compensation paid by these peer companies. While such comparisons may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

For the year 2007, the Compensation Committee considered data from technical companies of similar size to the Company located within the same region as the Company and from companies with the same SIC as the Company and whose annual revenues in their last reported fiscal years were between $30 and $100 million and whose market capitalization was between $300 and $1000 million. These companies were: Ansoft Corporation; CommVault Systems, Inc.; Double-Take Software, Inc.; Omniture, Inc.; Opsware, Inc.; Standard Microsystems Corp.; Taleo Corporation; and Vital Images, Inc.

Although generally we believe that executive base salaries should be targeted taking into consideration the median of the range of salaries for executives in similar positions at comparable companies, we recognize that, to attract, retain and motivate key individuals, such as the Named Executive Officers, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with our Named Executive Officers that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each Named Executive Officer is determined around this structure, driven by the performance of the Named Executive Officer over time, as well as our annual performance.

Elements of Compensation

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by the benchmark companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries are also adjusted annually to take into account performance-based compensation.

Performance-Based Compensation

We structure our annual incentive program to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive such compensation based on the results that they helped us to achieve in the previous year.

Mr. Huai’s performance-based compensation is determined based on a formula found in the Employment Agreement as is further discussed below under the heading “Employment Agreement.”

From time to time, we will consider the payment of discretionary bonuses to our executive officers on an annual basis after the close of each fiscal year. Bonuses will be determined based, first, upon the level of achievement of our strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of our goals includes, among other things, our performance as measured by the operating results of the Company and the quality of our products. The achievement of personal goals includes the actual performance of the department of the Company for which the executive officer has responsibility as compared to the planned performance, other individual contributions, the ability to manage and motivate employees and the achievement of assigned projects. Despite achievement of personal goals, bonuses might not be given based upon our performance. To date, we have not granted any such discretionary bonuses.

Discretionary Long-Term Equity Incentive Awards

The Compensation Committee is responsible for determining the individuals who will be granted options and/or restricted shares, the number of options and/or restricted shares each individual will receive, and the terms of the options or restricted shares, including the exercise period of each option, and the vesting period of each option and/or restricted share. The number of stock options and/or restricted shares granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer's salary grade, performance and the value of the stock options and/or restricted shares at the time of grant. We grant options at the fair market value of the underlying stock on the date of grant.

Medical Insurance

 We provide to each executive officer, and to the executive officer's spouse and children, such medical and dental insurance as we may from time to time make available to our other full-time employees. All officers and full-time employees, regardless of position, receive medical and dental insurance on the same terms.

Life and Disability Insurance

Prior to 2007, we provided long-term disability insurance to all of our full-time employees.  Beginning in 2007, we provided both life insurance and long-term disability insurance. We provide each executive officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other full-time employees. All officers and full-time employees, regardless of position, receive the life and long-term disability insurance on the same terms.

Employment Agreements

We have an employment agreement with our Chief Executive Officer. We do not have employment agreements with any other Named Executive Officers.

The employment agreement with Mr. Huai is used by the Company to establish key elements of the agreement between the Company and Mr. Huai, including the proposed minimum period of employment and the fundamental elements of compensation. The agreement also facilitates the creation of covenants, such as those regarding competition during after the employment period or limitations on the reasons for which Mr. Huai may be terminated, that would not otherwise be part of the employment relationship. The terms of the agreement with Mr. Huai are set out below in the section “Summary Compensation Table.”

Severance and Change in Control Agreements

The Named Executive Officers are each participants in the 2005 Key Executive Severance Protection Plan (the “2005 Plan”).  The terms of the 2005 Plan are terms of our severance and change in control agreements are set out below in the section “Potential Payments Upon Severance or Change in Control.”

We created the 2005 Key Executive Severance Protection Plan because we wanted to insure the continuity of management if there was an actual or potential change in control event. The 2005 Plan provides peace of mind for the Named Executive Officers that their livelihoods will not be affected by the actual or potential change in control. This means that they will not be distracted by concerns for their own benefit during such an event. In addition, the 2005 Plan helps to attract and to retain the Name Executive Officers.

2008 Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Proxy Statement.

Compensation Committee:
Patrick B. Carney
Lawrence S. Dolin
Alan W. Kaufman

B.  Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Compensation Plan (3)	Total

ReiJane Huai Chairman and Chief Executive Officer (Principal Executive Officer)	2007	$275,000	—	—	$360,133	$635,133
	2006	$275,000	—	—	$109,723	$384,723

James Weber Vice President and Chief Financial Officer (Principal Financial Officer)	2007	$235,000	$82,715	$212,654	$15,000	$545,369
	2006	$190,000	$18,347	$231,910	$30,000	$470,257

Wayne Lam Vice President	2007	$235,000	$82,715	$289,210	$15,000	$621,925
	2006	$190,000	$18,347	$541,842	$25,000	$775,189

Bernard Wu Vice President-Business Development	2007	$235,000	$82,715	$315,917	$15,000	$648,632
	2006	$190,000	$18,347	$568,549	$30,000	$806,896

(1)
The Company granted 20,000 and 28,000 restricted stock awards on August 7, 2006 and August 7, 2007, respectively, to Messrs. Weber, Lam, and Wu. The dollar amounts in the table represent the total compensation expense recognized for each respective period in accordance with SFAS 123(R). The shares were granted on a discretionary basis and are subject to a three-year vesting period. Please refer to footnote 8 of the Company’s 2007 annual report filed on Form 10-K for further information relating to all share-based awards.

(2)
The dollar amounts in the table represent the total compensation costs recognized for each respective period related to unvested stock option awards granted in prior years and recognized in accordance with SFAS 123(R). The stock options were granted on a discretionary basis and are subject to a three-year vesting period. Please refer to footnote 8 of the Company’s 2007 annual report filed on Form 10-K for further information relating to all share-based awards.

(3)
During 2006, Messrs Weber, Lam and Wu earned cash bonuses of $30,000, $25,000 and $30,000, respectively. These cash bonuses were awarded under the incentive compensation program established by the Compensation Committee of the Company’s Board of Directors on August 7, 2006. Mr. Huai’s cash bonuses for 2007 and 2006 were awarded in accordance with the criteria set forth in the Second Amended and Restated Employment Agreement between the Company and Mr. Huai, dated November 7, 2005.  For more information, see the “Narrative Discussion to Summary Compensation Table,” below.

Narrative Discussion to Summary Compensation Table

Mr. Huai’s salary and bonus for 2007 were in accordance with Mr. Huai’s employment agreement with the Company, which expired December 31, 2007 (the “2004 Employment Agreement”). Under the 2004 Employment Agreement, Mr. Huai’s salary was $275,000. In addition, Mr. Huai was entitled to a bonus based on the Company’s operating income and shareholder equity. The bonus was determined by multiplying the Company’s operating income by a percentage determined by dividing the operating income by stockholder equity (the “Applicable Percentage”). The Applicable Percentage was determined based on the following chart:

Operating Income/Shareholder Equity	Applicable Percentage
Less than or equal to 5%	1.50%
Greater than 5% but less than or equal to 10%	2.00%
Greater than 10% but less than or equal to 15%	2.25%
Greater than 15% but less than or equal to 20%	2.50%
Greater than 20%	3.00%

For purposes of the bonus calculation, share-based compensation expense recognized in accordance with applicable accounting rules is excluded from our reported operating income. We exclude this expense because we believe that operating income without this expense is a better measure of the results of our day-to-day operations and because it provides a more consistent basis for evaluating and comparing our results across different periods.

The calculation of Mr. Huai’s bonus for 2007 is as follows:

GAAP Operating Income	6,100,633
Excluded Items:
123R	7,937,523
Huai Bonus accrued through 12/31/07	367,181

Adjusted Operating Income	14,405,337	A

Shareholders Equity	87,478,377

Huai Bonus accrued through 12/31/07	367,181

Adjusted Shareholders Equity	87,845,558	B

ROIC (A/B)	16.40%

Bonus Amount	360,133

On December 31, 2007, the Company and Mr. Huai entered into a new employment agreement for the period January 1, 2008 through December 31, 2010 (the “2008 Employment Agreement”). Mr. Huai’s base salaries for the term of the 2008 Employment Agreement will be as follows:

Calendar Year	Salary
2008	$310,000
2009	$341,000
2010	$375,100

           Mr. Huai will also be eligible for annual bonuses under the 2008 Employment Agreement. These bonuses will be equal to four percent of the Company’s net operating income, on a fiscal year basis. For purposes of determining net operating income, share-based compensation expense is excluded. The Compensation Committee also has the discretion to exclude other extraordinary, non-recurring or unusual items from the net operating income calculation. The bonus will be paid in shares of restricted stock, which will vest 33%, 33% and 34% on January 1st of each of the three years following the grant. The number of shares granted will be determined by dividing the bonus amount by the average daily price of the Company’s stock for the bonus year.

Under the 2008 Employment Agreement, Mr. Huai is entitled to participate in all benefit programs generally available to Company employees. The 2008 Employment Agreement also allows Mr. Huai to continue to participate in the Company’s medical insurance program after his departure, provided that Mr. Huai pays all premiums for his participation in that program.

None of the other Named Executive Officers has an employment agreement with the Company.  The salaries for these NEOs are set by the Compensation Committee using the criteria set forth above in the “Compensation Discussion and Analysis” section. From January 1, 2007 through April 30, 2007, the annual salary for each of these NEOs was $190,000. On May 8, 2007, retroactive to April 1, 2007, the annual salary for each of these NEOs was increased to $250,000.

Pursuant to a plan adopted by the Compensation Committee in August, 2006, for the first quarter of 2007, Messrs. Lam, Weber and Wu were each eligible to receive quarterly cash bonuses equal to a maximum of 35% of their respective annual salaries. The quarterly amounts were determined by our Chief Executive Officer based on the their individual performance and were approved by the Compensation Committee. For the first quarter, Messrs Weber, Lam and Wu earned cash bonuses for 2007 of $15,000 each.

C.  Grants of Plan-Based Awards For 2007

The following table provides information related to plan-based awards granted to the Company’s Named Executive Officers. The Company currently does not have any plans providing for the grant of stock appreciation rights.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($/Share)

ReiJane Huai Chairman and Chief Executive Officer (Principal Executive Officer)	–	–	–

James Weber Vice President and Chief Financial Officer (Principal Financial Officer)	8/7/07	28,000	$ 9.97

Wayne Lam Vice President	8/7/07	28,000	$ 9.97

Bernard Wu Vice President – Business Development	8/7/07	28,000	$ 9.97

(1)	Reflects restricted stock awards granted from the Company’s 2006 Incentive Stock Plan. The award vests ratably 33%, 33%, and 34% per year on each anniversary of the date of grant.

Narrative Discussion to Grants of Plan-Based Awards Chart

As set forth above in the “Compensation Discussion and Analysis,” the Company believes that part of the compensation for the Named Executive Officers should be in the form of long-term equity grants so as to align the interests of the NEOs with the Company’s stockholders.

In accordance with this objective, each of the Named Executive Officers other than Mr. Huai, was awarded 28,000 shares of restricted stock on August 7, 2007. These shares vest over three years to incentivize the NEOs to increase the long-term value of the Company and thereby increase the value of its common stock.

In 2006 and 2007, the Company granted restricted stock to certain of its officers, including the Named Executive Officers, at the August meeting of the Compensation Committee. For 2008, the Company has decided that long-term equity grants should only vest if the Company meets certain goals.  To that end, the Company granted 45,000 shares of restricted stock to each of the Named Executive Officers other than Mr. Huai in February 2008. These grants vest over three years. However, none of the shares will vest if the Company does not meet its publicly announced targets of revenues of $103 million and earnings per share of $0.35 for fiscal year 2008. (Earnings per share will be calculated on the pro forma basis used by the Company, which excludes share-based compensation expense and other extraordinary, non-recurring or unusual events.)

D.  Outstanding Equity Awards at Fiscal Year end 2007

The following table provides information related to the aggregate outstanding equity awards which were granted to the Company’s Named Executive Officers as of December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
ReiJane Huai. Chairman and Chief Executive Officer (Principal Executive Officer)	—	—	—	—	—	—

James Weber Vice President and Chief Financial Officer (Principal Financial Officer)	25,139 (1)	—	$0.35	10/31/2010	—	—
	5,000 (2)	—	$6.20	11/4/2011	—	—
	11,340 (3)	—	$5.07	5/6/2012	—	—
	30,000 (4)	—	$4.04	11/10/2012	—	—
	50,000 (5)	—	$5.33	5/14/2013	—	—
	82,500 (6)	42,500	$8.20	1/5/2015	—	—
	—	—	—	—	13,400 (7)	$150,884 (11)
	—	—	—	—	28,000 (8)	$315,280 (11)

Wayne Lam Vice President	75,000 (3)	—	$5.07	5/6/2012	—	—
	130,000 (4)	—	$4.04	11/10/2012	—	—
	100,000 (9)	—	$8.43	12/22/2013	—	—
	112,200 (6)	57,800	$8.20	1/5/2015	—	—
	—	—	—	—	13,400 (7)	$150,884 (11)
	—	—	—	—	28,000 (8)	$315,280 (11)

Bernard Wu Vice President – Business Development	49,284 (4)	—	$4.04	11/10/2012	—	—
	100,000 (9)	—	$8.43	12/22/2013	—	—
	82,500 (6)	42,500	$8.20	1/5/2015	—	—
	49,500 (10)	25,500	$6.80	11/6/2015	—	—
	—	—	—	—	13,400 (7)	$150,884 (11)
	—	—	—	—	28,000 (8)	$315,280 (11)

(1)	Award fully vested on October 31, 2003.

(2)	Award fully vested on November 4, 2004.

(3)	Award fully vested on May 6, 2005.

(4)	Award fully vested on November 10, 2005.

(5)	Award fully vested on May 14, 2006.

(6)	Award was granted on January 6, 2005. The award vests 33%, 33% and 34% on each anniversary over a three year period.

(7)
Messrs. Weber, Lam, and Wu were each awarded 20,000 shares of restricted stock on August 7, 2006, which vest 33%, 33% and 34% on each anniversary over a three-year period. On August 7, 2007, 6,600 restricted stock units vested.

(8)	Messrs. Weber Lam, and Wu were each awarded 28,000 shares of restricted stock on August 7, 2007, which vest 33%, 33% and 34% on each anniversary over a three-year period.

(9)	Award fully vested on December 22, 2006.

(10)	Award was granted on November 7, 2005. The award vests 33%, 33% and 34% on each anniversary over a three-year period.

(11)	The Closing Price of the Company’s stock price on December 31, 2007 was $11.26 per share.

E.  Option Exercises and Stock Vested for 2007

The following table provides information related to the exercise of stock options and the vesting of restricted stock for the Company’s Named Executive Officers during the year ended December 31, 2007.

	Option Awards			Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting		Number of Shares Acquired on Vesting	Value Realized on Vesting

Name	(#)	($)		(#)	($)

ReiJane Huai Chairman and ChiefExecutive Officer (Principal Executive Officer)	—	—		—	—

James Weber Vice President and Chief Financial Officer (Principal Financial Officer)	29,000	$281,628	(1)	6,600	$65,538	(2)

Wayne Lam Vice President	30,000	$321,711	(3)	6,600	$65,538	(2)
	26,900	$286,706	(4)	—	—
	23,100	$241,012	(5)	—	—
	78,743	$838,904	(6)	—	—
	20,000	$203,400	(7)	—	—

Bernard Wu Vice President – Business Development	50,816	$286,226	(8)	6,600	$65,538	(2)

(1)	The market price of the Company’s stock at the option exercise date was $10.06 per share.

(2)
Reflects 33% vesting of 20,000 shares of restricted stock awarded to each of Messrs. Weber, Lam and Wu on August 7, 2006. The market price of the Company’s stock at the vesting date was $9.93 per share.

(3)	The market price of the Company’s stock at the option exercise date was $11.07 per share.

(4)	The market price of the Company’s stock at the option exercise date was $11.00 per share.

(5)	The market price of the Company’s stock at the option exercise date was $10.78 per share.

(6)	The market price of the Company’s stock at the option exercise date was $11.00 per share.

(7)	The market price of the Company’s stock at the option exercise date was $14.21 per share.

(8)	The market price of the Company’s stock at the option exercise date was $10.08 per share.

F.  Potential Payments Upon Severance or Change in Control

Severance Agreements

The 2004 Employment Agreement provided for the payment of an amount equal to Mr. Huai’s base salary for the prior year if the Company and Mr. Huai did not enter into a new employment agreement for a term of at least two years, with an effective date of January 1, 2008, on similar terms and conditions to the Employment Agreement. The payment was to be made semi-monthly, in arrears, for the calendar year 2008. No severance was due if: (1) Mr. Huai breached the confidentiality, non-compete, or any other material provision of the employment agreement; (2) Mr. Huai was terminated for cause (as defined in the Employment Agreement); (3) the Company had offered a new agreement with a term of at least two years, on similar terms and conditions, and Mr. Huai had declined to sign the new agreement; or (4) Mr. Huai had received a change of control payment at least equal to his base salary.  In addition, if Mr. Huai had been terminated for his willful failure to substantially perform his duties under the 2004 Employment Agreement, for reasons other than death or disability, the Company would have been required to pay Mr. Huai his base salary for twelve months. If at the time his employment was terminated Mr. Huai was a “specified employee” within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder, to the extent required to comply with Section 409A, payment would not have begun until one day after the day which is six months following the termination date, with the first payment equaling six months of base salary.

Pursuant to the 2004 Employment Agreement, if Mr. Huai had been terminated or had not been offered a new employment agreement, Mr. Huai would have been entitled to $275,000.

The 2008 Employment Agreement provides for the payment of an amount equal to Mr. Huai’s base salary for the prior year if the Company and Mr. Huai do not enter into a new employment agreement for a term of at least two years, with an effective date of January 1, 2011, on similar terms and conditions to the Employment Agreement. The payment is to be made semi-monthly, in arrears, for the calendar year 2012. No severance is due if: (1) Mr. Huai breached the confidentiality, non-compete, or any other material provision of the employment agreement; (2) Mr. Huai is terminated for cause (as defined in the Employment Agreement); (3) the Company has offered a new agreement with a term of at least two years, on similar terms and conditions, and Mr. Huai has declined to sign the new agreement; or (4) Mr. Huai has received a change of control payment at least equal to his base salary. In addition, if Mr. Huai is terminated for his willful failure to substantially perform his duties under the 2008 Employment Agreement, for reasons other than death or disability, the Company will be required to pay Mr. Huai his base salary for twelve months. If at the time his employment is terminated Mr. Huai is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder, to the extent required to comply with Section 409A, payment will not begin until one day after the day which is six months following the termination date, with the first payment equaling six months of base salary.

 Change in Control Agreements

The Company’s 2005 Key Executive Severance Protection Plan (the “2005 Plan”) provides for payments to certain officers and employees of the Company, including all of the Named Executive Officers, in the event that there is a change in control of the Company and the individual’s employment is terminated within twenty-four months of the change in control. These agreements were entered into to ensure the continued service of the Named Executive Officers in the event of a change in control.

For purposes of the 2005 Plan, a “Change in Control” is deemed to have occurred if:

•	more than fifty percent of the Company’s voting securities, or the power to vote more than fifty percent of the Company’s voting securities, is acquired;

•	the members of the Company’s board of directors cease to be a majority of the board of directors following a merger;

•	a merger, consolidation or reorganization (a) with or into the Company, or (b) in which securities of the Company are issued;

•	a complete liquidation or dissolution of the Company; or

•	the sale or other disposition of all or substantially all of the assets of the Company.

In the event a Change in Control occurs, and a Named Executive Officer is terminated, or the Named Executive Officer ends his employment for Good Reason, within two years of the Change in Control, the Named Executive Officer is entitled to certain severance benefits (“Severance Benefits”). The Named Executive Officer is not entitled to severance benefits if the Named Executive Officer is terminated: (a) for cause; (b) by reason of permanent disability; (c) voluntarily by the Named Executive Officer other than for certain defined reasons; or (d) by death.  “Good Reason” for leaving employment includes: (i) a diminution in the NEO’s title, offices or responsibilities; (ii) a reduction in base salary; (iii) a material increase in commuting distance or business travel requirements; (iv) a diminution in compensation or benefits; (v) a breach of the 2005 Plan; or (vi) a purported termination for cause which does not comply with the terms of the 2005 Plan.

The Severance Benefits to which each of the Named Executive Officers would be entitled are:

a.	a payment equal to three times the Named Executive Officer’s base salary, on an annualized basis, at the time of the Change in Control or, if greater, at any time after the Change in Control;

b.	a payment equal to three times the highest annual bonus paid or payable to the Named Executive Officer during the three years preceding the Change in Control;

c.
the continuation for three years for the Named Executive Officer and his dependents and beneficiaries of basic life insurance, flexible spending account, medical and dental benefits which were being provided immediately prior to the Change in Control (or, if greater, at any time thereafter); and

d1.	replacement of all stock options granted by the Company, whether or not vested, with an equal number of fully vested options to purchase shares of the Company’s common stock; or

d2.
if the Company’s board of directors approves at the time, the surrender of all options, whether vested or not, in return for a cash payment equal to the difference between the full exercise price of each option surrendered and the greater of: (1) the average price per share paid in connection with the acquisition of control of the Company; (2) the price per share paid in connection with any tender offer leading to control of the Company; and (3) the mean between the high and the low selling price of Company common stock on the relevant market on the date on which the Named Executive Officer became entitled to receive Severance Benefits.

In addition, each of the Named Executive Officers is entitled to: (1) at the time any such tax is due, a lump sum payment equal to the amount of any income tax payable by the Named Executive Officer and attributable to the benefits set forth in (c); and (2) in the event that any of the Severance Benefits is subject to an excise tax, a payment in an amount grossed up so that the net payment, after taxes, is equal to the excise tax.

The following table sets forth the value of the severance benefits each Named Executive Officer would be entitled to receive under the 2005 Plan assuming that a Change in Control and the entitlement to receive Severance Benefits occurred on December 31, 2007:

Severance Benefit Component	ReiJane Huai	James Weber	Wayne Lam	Bernard Wu

3 x Base Salary	$825,000	$750,000	$750,000	$750,000
3 x Bonus	$1,080,399	$90,000	$75,000	$90,000
3 x Value of Benefits (1), (2)	$34,554	$34,470	$34,470	$40,413
Benefits Income Tax Gross-Up (2), (3)	$14,461	$14,426	$14,426	$17,903
Excise Tax Gross-Up (2), (4)	$886,581	$446,821	$425,229	$521,581
Stock options-- Unvested and Accelerated (5)	–	$130,050	$176,868	$243,780
Total	$2,840,995	$1,465,767	$1,475,993	$1,663,677

(1) Benefits include medical benefits, dental benefits, and group-term life insurance.

(2) Assumes that the Named Executive Officer receives three full years of benefits.

(3) Assumes an effective federal income tax rate of 35% for all Named Executive Officer, an effective 6.85% New York state tax rate for Messrs. Huai, Weber and Lam, and an effective 9.3% California state tax rate for Mr. Wu.

(4) Assumes an effective federal income tax rate of 35% and an effective FICA rate of 1.45% for all Named Executive Officers, an effective 6.85% New York state tax rate for Messrs. Huai, Weber and Lam, and an effective 9.3% California state tax rate for Mr. Wu.

(5) The value of unvested and accelerated stock options is the difference between the exercise price of each option and $11.26, the closing price the Company’s common stock on the Nasdaq Global Market on December 31, 2007. If the Company’s Board of Directors is assumed to have approved the cashing out of stock options on December 31, 2007, the value of unvested and accelerated stock options would have been: Mr. Weber, $128,563; Mr. Lam, $174,845; and Mr. Wu, $241,400, based on a mean value of the Company’s common stock of $11.23 on December 31, 2007.

Report on Repricing of Options.  None of the stock options granted under any of the Company’s plans was repriced in the fiscal year ended December 31, 2007.

Compensation Committee Interlock and Insider Participation. Messrs. Patrick B. Carney, Lawrence S. Dolin, and Alan W. Kaufman served as members of the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 2007. There were no relationships that require disclosure under Item 407(e)(4) of Regulation S-K.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans not approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted –Average exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1) (c)
Equity compensation plans approved by security holders	10,165,024	$6.45	1,856,526

(1)	As of December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
None.

 AMENDMENT TO THE FALCONSTOR SOFTWARE, INC.,

2006 INCENTIVE STOCK PLAN

PROPOSAL NO. 2

The Board of Directors proposes that the amendment to the FalconStor Software, Inc., 2006 Incentive Stock Plan (the “2006 Plan”) be approved.

The 2006 Plan is intended to assist the Company in securing and retaining employees, officers, consultants and advisors (the “Participants”) by allowing them to participate in the ownership and growth of the Company through the grant of incentive and nonqualified stock options and shares of restricted stock. The granting of such options and restricted stock serves as partial consideration for, and gives the Participants an additional inducement to remain in, the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company’s success.  Shares of Common Stock may be issued under the 2006 Plan upon the exercise of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options, or to Participants with such restrictions as determined by the Company.

The proposed amendment relates to they type of awards that may be made pursuant to the 2006 Plan. Currently, the Company may make grants of stock options or shares of restricted stock. The Company proposes to amend the plan to enable the Company to also make grants of Restricted Stock Units (“RSUs”), and to provide terms for the grants of RSUs to officers and employees of its French subsidiary. The national tax regime in France imposes significant costs on both the Company and any grantee if shares of restricted stock are granted to French officers or employees. RSUs are treated more favorably under the tax regime. The proposed amendment would also allow the grant of RSUs to other Company employees.

The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the amendment to the 2006 Plan because it would ensure that the Company is able to make meaningful incentive equity ownership grants to officers and employees of its French subsidiary. The Board of Directors also believes that because equity compensation is such a critical component of the Company’s compensation structure, if the amendment is not approved the Company’s ability to incentive these officers and employees will be restricted.

The proposed amendment to the 2006 Plan, is attached as Exhibit A to this Proxy Statement.

SUMMARY OF THE 2006 PLAN

The following summary of the 2006 Plan, assuming stockholder approval of the above amendment, is qualified in its entirety by the specific language of the 2006 Plan.

General.  The 2006 Plan provides for the grant of incentive and nonqualified stock options, restricted stock, and RSUs to employees, officers, consultants and advisors of the Company.

Shares Subject to Plan.  Initially, a maximum of 1,500,000 of the authorized but unissued or treasury shares of the common stock of the Company may be issued upon the grant of restricted shares, upon the vesting of RSUs, or upon the exercise of options granted under the 2006 Plan. Thereafter, if on July 1st of any calendar year in which the Plan is in effect (the “Calculation Date”) the number of shares of Stock with respect to which Options may be granted is less than five percent (5%) of the number of outstanding shares of Stock, the number of shares of Stock available for issuance under the Plan shall be increased so that the number equals five percent (5%) of the shares of Stock outstanding on the Calculation Date, but in no event shall the number of shares of Stock subject to the Plan in the aggregate exceed twenty million shares, subject to adjustment as provided in the next paragraph.

  Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 2006 Plan and to outstanding restricted shares, RSUs, and options. To the extent that (i) any outstanding restricted share under the 2006 Plan expires or terminates prior to the termination of the restrictions on restricted stock, (ii) any RSU under the 2006 Plan expires or terminates prior to the termination of the restrictions on the RSU, (iii) any options expires prior to the exercise in full, or (iv) shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares shall be returned to the 2006 Plan and again become available for grant. No Participant may be granted, in total, options to purchase more than 300,000 of the shares authorized under the plan in any year. In addition, no participant may receive RSUs if it would result in a Participant owning more than 10% of the share capital of the Company.

Administration.  The 2006 Plan will be administered by a Committee, consisting of two or more Non-Employee members of the Board of Directors appointed by the Board of Directors. The Committee will approve option, RSU and restricted share grants to employees, officers, consultants and advisors of the Company, and will determine the terms of any restrictions on restricted shares or RSUs, subject to the provisions of the 2006 Plan. The Committee will also make any other determinations necessary or advisable for the administration of the 2006 Plan. The determinations by the Committee will be final and conclusive. Currently, the 2006 Plan is administered by the Compensation Committee.

Eligibility. Employees, officers, consultants and advisors of the Company and is Subsidiaries are eligible to participate in the 2006 Plan.

Terms and Conditions of Options.  Each option granted under the 2006 Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2006 Plan. The purchase price of each share of Common Stock purchasable under an incentive option shall be determined by the Stock Option Committee at the time of grant, but shall not be less than 100% of the fair value of such share of Common Stock on the date the option is granted; provided, however, that with respect to a Participant who, at the time such incentive option is granted, owns (within the meaning of Section 424(d) of the Internal Revenue Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Common Stock shall be at least 110% of the fair market value per share of Common Stock on the date of grant. The purchase price of each share of Common Stock purchasable under a nonqualified option shall not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted. Generally, the fair market value of the Common Stock will be the closing price per share on the date of grant as reported on The Nasdaq Global Market. The exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. Not withstanding the foregoing, an optionee may not take any actions which are prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any other agency thereunder.

Options granted under the 2006 Plan become exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The term of each option shall be determined by the Committee (but shall not be more than 10 years after the date of grant), subject to earlier termination in the event the optionee's service with the Company ceases.

In general, during the lifetime of the optionee, the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and distribution. However, the 2006 Plan provides that, with the consent of the Committee, an optionee may transfer a nonqualified option to (i) a trust for the exclusive benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit).

Upon a Change of Control of the Company, the Company will replace all unexercised stock options with an equal number of unrestricted and fully vested stock options to purchase shares of the Company’s Common Stock. Alternatively, upon a Change of Control, and subject to Board approval at the time, an optionee may elect to surrender any unexercised options and to receive in return from the Company a cash payment equal to the difference between the exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of the Company, (ii) the price per share paid in connection with any tender offer for shares of the Company’s common stock leading to control, and (iii) the mean between the high and the low selling prices of such stock on the Nasdaq Global Market or other market on which the Company’s common stock is then traded on the date of the Change of Control.

Simultaneously with the granting of an option the Committee may also grant dividend equivalent rights equal to the number of shares of common stock underlying the option multiplied by the per-share cash dividend or per-share market value of a non-cash dividend. This provision shall only apply to special dividends of the Company.

Terms and Conditions of Restricted Stock.  A grantee of restricted stock has no right to an award of restricted stock until the grantee accepts the award within the timeframe prescribed by the Committee and, if the Committee requires, makes payment to the Company in cash, or by check or other acceptable instrument. Certificate(s) are issued in the grantee’s name after acceptance of the award by the grantee, but are not delivered to the Grantee until the shares are free of any restrictions specified by the Committee at the time grant.

Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied. Shares of restricted stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of restricted stock shall be subject to the same restrictions as such shares of restricted stock.

Upon the occurrence of a change in control of the Company, the Committee may accelerate the vesting of outstanding restricted stock, in whole or in part, as determined by the Committee, in its sole discretion.

Unless otherwise determined by the Committee at or after grant, in the event the grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of restricted stock previously awarded to him which are still subject to restrictions will be forfeited and the Company will have the right to complete a blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of restricted stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to restricted stock.

Terms and Conditions of Restricted Stock Units.  A grantee of a RSU has no right to an award of an RSU until the grantee accepts the award within the timeframe prescribed by the Committee and, if the Committee requires, makes payment to the Company in cash, or by check or other acceptable instrument. Certificate(s) are issued in the grantee’s name after vesting of the RSUs, but are not delivered to the Grantee until the shares are free of any additional restrictions specified by the Committee at the time grant.

RSUs are forfeitable until the terms of the RSU grant have been satisfied. RSUs are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of RSUs shall be subject to the same restrictions as such RSUs.

Upon the occurrence of a change in control of the Company, the Committee may accelerate the vesting of outstanding RSUs, in whole or in part, as determined by the Committee, in its sole discretion.

Unless otherwise determined by the Committee at or after grant, in the event the grantee ceases to be an employee or otherwise associated with the Company for any other reason, all RSUs previously awarded to him which are still subject to restrictions will be forfeited and the Company will have the right to complete a blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to RSUs.

Termination or Amendment. Unless earlier terminated by the Board, the 2006 Plan will terminate on April 3, 2016. The 2006 Plan provides that it may be terminated or amended by the Board at any time, subject to stockholder approval only if such amendment would increase the total number of shares of Common Stock reserved for issuance thereunder.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options.  In general, no taxable income for federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option, and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided that such amount constitutes an ordinary and reasonable expense of ours.

Non-Qualified Stock Options. No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

Upon the exercise of a nonqualified stock option, the option holder will generally include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Restricted Shares.  Restricted stock may be granted under this Plan aside from, or in association with, any other award. A participant shall have no rights to an award of restricted stock unless and until the participant accepts the award, and if the Committee shall deem it desirable, makes payments to the Company of cash, or by check. After acceptance and the issuance of a stock certificate, the participant shall have all the rights of a stockholder with respect to the restricted stock.

The Company shall issue in the participant’s name a certificate for the shares of Common Stock associated with the award of restricted stock; however, unless otherwise provided, the certificate shall not be delivered to the participant until such shares are free of any restrictions specified by the Committee at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied, and shares of restricted stock may not be transferred until all restrictions have lapsed. Upon a Change of Control, the Committee may accelerate the vesting of outstanding restricted stock, in its sole discretion.

Restricted Stock Units.   Grants of restricted stock units (“RSUs”) to French resident individuals give rise to a 10% employer contribution due at grant on the value of the shares at grant, which contribution is nonrefundable even if the RSUs do not vest; and a 2.5% employee contribution due at sale on the value of the shares transferred when the RSUs vest. At the time the shares are sold, tax is assessed at 41% (30% income tax, 11% additional contributions) on the market value of shares on the date of vesting of the shares, referred to as the gain on acquisition; and a 27% tax (16% income tax, 11% additional contributions) on the difference between the sale price of the shares and their market value on the date of vesting. The amount of gain on the sale is reduced by one-third for each full year of ownership from the sixth one. Also, the gain on sale is subject to tax only when the total proceeds of sales of securities realized by the taxpayer and his household during the relevant year exceed a certain threshold, currently EUR 20,000. Finally, any loss on the sale, reflecting a decline in value between vesting and sale, offsets the gain on acquisition.

RSUs are taxable to United States residents in the year that they vest as ordinary income, and the Company is entitled to a tax deduction in the same amount and at the same time as the grantee recognizes income. Because RSUs are subject to Internal Revenue Code Section 409A, employees generally will not be able to defer taxation. The RSUs will also be subject to FICA and Medicare taxation in the years the RSUs vest.

Dividend Equivalents. Assuming that the provisions relating to nonqualified deferred compensation set forth in Section 409A of the Code are inapplicable, no taxable income will be recognized by an option holder upon receipt of a dividend equivalent right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of the stock option and receipt of cash or property with respect to the dividend equivalent right, the option holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with the respect to the dividend equivalent right and the Company will generally be entitled to a corresponding tax deduction.

As indicated above, the tax treatment of dividend equivalent rights is not clear. The Act contains provisions applicable to nonqualified deferred compensation plans, which, if certain conditions are not met, could result in the immediate taxation of income and the imposition of interest and additional tax.

AMENDED PLAN BENEFITS

The following table sets forth the stock option and stock awards outstanding under the 2006 Plan as of the record date, March 21, 2008.

Name	Stock Option Awards Outstanding: Number of Shares or Options (#)	All Other Stock Awards Outstanding: Number of Shares of Stock or Units (#)

ReiJane Huai Chairman and Chief Executive Officer (Principal Executive Officer)	–	–

James Weber Vice President and Chief Financial Officer (Principal Financial Officer)	–	86,400

Wayne Lam Vice President	–	86,400

Bernard Wu Vice President – Business Development	–	86,400

All Named Executive Officers as a Group	–	259,200

Non-Executive Directors and Director Nominees as Group (1)	–	–

Non-Executive Officer Employees as a Group	2,080,213	575,350

(1)	Does not include 440,500 stock options and/or restricted shares granted to current non-employee Directors pursuant to the 1994, 2004 and 2007 Outside Director Stock Option Plans.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE FALCONSTOR SOFTWARE, INC., 2006 INCENTIVE STOCK PLAN.

FALCONSTOR SOFTWARE, INC., 2007

OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN

PROPOSAL NO. 3

The Board of Directors proposes that the amendment to the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan (the “2007 Plan”) be approved.

The 2007 Plan is intended to assist the Company in securing and retaining qualified outside directors (the “Directors”) by allowing them to participate in the ownership and growth of the Company through the grant of incentive and nonqualified stock options and shares of restricted stock. The granting of such options and restricted stock serves as partial consideration for, and gives the Directors an additional inducement to remain in, the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company’s success. Shares of Common Stock may be issued under the 2007 Plan upon the exercise of nonqualified stock options, or to Directors with such restrictions as determined by the Company.

The proposed amendment relates to the number of stock options and the number of shares of restricted stock that will be granted to Directors each year. Under the 2007 Plan as adopted, beginning with the 2007 Annual Meeting of Stockholders, each Director receives an annual grant of 5,000 options to purchase Company Common Stock and 5,000 shares of restricted Company Common Stock. Both the options and the restricted stock are granted on the date of the Company’s Annual Meeting of Stockholders and will vest 33% on the first anniversary of grant (i.e., the next Annual Meeting of Stockholders), 33% on the second anniversary of grant (i.e., the following Annual Meeting of Stockholders), and 34% on the third anniversary of grant (i.e., the following Annual Meeting of Stockholders), as long as the director has served the full period between Annual Meetings of Stockholders.

The proposed amendment changes the grants from a split of options and restricted stock to all restricted stock. If the amendment is approved, each Director will receive an annual grant of 10,000 shares of restricted Company Common Stock. The restricted stock will be granted on the date of the Company’s Annual Meeting of Stockholders and will vest 33% on the first anniversary of grant (i.e., the next Annual Meeting of Stockholders), 33% on the second anniversary of grant (i.e., the following Annual Meeting of Stockholders), and 34% on the third anniversary of grant (i.e., the following Annual Meeting of Stockholders), as long as the director has served the full period between Annual Meetings of Stockholders. In addition, in the event that an outside director is unable to continue service on the Board due to death, disability or a significant health issue, or if, upon the expiration of an outside director’s term, the outside director indicates his or her desire to be nominated as a director for an additional term, but is not so nominated by the Company, then all restrictions on unvested shares of restricted stock shall lapse on the last day the outside director is a Company director.

The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the amendment to the 2007 Plan. The Board of Directors believes that the goals of attracting and retaining qualified directors, and aligning the interests of directors with other stockholders would be best served by this change.

The proposed amendment 2007 Plan is attached as Exhibit B to this Proxy Statement.

SUMMARY OF THE 2007 PLAN

The following summary of the 2007 Plan, assuming stockholder approval of the 2007 Plan, is qualified in its entirety by the specific language of the 2007 Plan.

General.  The 2007 Plan provides for the grant of nonqualified stock options, and restricted stock, to outside directors of the Company.

Shares Subject to Plan.  A maximum of 300,000 of the authorized but unissued or treasury shares of the common stock of the Company may be issued upon the grant of restricted shares or upon the exercise of options granted under the 2007 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 2007 Plan and to outstanding restricted shares and options. To the extent that (i) any outstanding restricted share or under the 2007 Plan expires or terminates prior to the termination of the restrictions on restricted stock, (ii) any options expires prior to the exercise in full, or (iii) shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares shall be returned to the 2007 Plan and again become available for grant. No Participant may be granted, in total, options to purchase more than 15% of the shares authorized under the plan.

Administration.  The 2007 Plan will be administered by the Board of Directors. The Board will approve option and restricted share grants to Directors and will determine the terms of any restrictions on restricted shares, subject to the provisions of the 2007 Plan. The Board will also make any other determinations necessary or advisable for the administration of the 2007 Plan. The determinations by the Board will be final and conclusive.

Eligibility. Outside directors of the Company are eligible to participate in the 2007 Plan.

Terms and Conditions of Options.  Each option granted under the 2007 Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2007 Plan. The purchase price of each share of Common Stock purchasable under a nonqualified option shall not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted. Generally, the fair market value of the Common Stock will be the closing price per share on the date of grant as reported on The Nasdaq Global Market. The exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. Notwithstanding the foregoing, an optionee may not take any actions, which are prohibited by the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the Securities and Exchange Commission or any other agency thereunder.

Options granted under the 2007 Plan become exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The term of each option shall be determined by the Committee (but shall not be more than 10 years after the date of grant), subject to earlier termination in the event the optionee's service with the Company ceases.

In general, during the lifetime of the optionee, the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and distribution. However, the 2007 Plan provides that, with the consent of the Committee, an optionee may transfer a nonqualified option to: (i) an Immediate Family Member (as described in the 2007 Plan); (ii) a trust for the exclusive benefit of the Director and/or one or more Immediate Family Members; (iii) a partnership in which the Director and/or one or more Immediate Family Members are the only partners; or (iv) such other person or entity as the Board of Directors may permit.

Upon a Change of Control of the Company, the Company will replace all unexercised stock options with an equal number of unrestricted and fully vested stock options to purchase shares of the Company’s Common Stock. Alternatively, upon a Change of Control, and subject to Board approval at the time, an optionee may elect to surrender any unexercised options and to receive in return from the Company a cash payment equal to the difference between the exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of the Company, (ii) the price per share paid in connection with any tender offer for shares of the Company’s common stock leading to control, and (iii) the mean between the high and the low selling prices of such stock on the Nasdaq Global Market or other market on which the Company’s common stock is then traded on the date of the Change of Control.

Simultaneously with the granting of an option the Committee may also grant dividend equivalent rights equal to the number of shares of common stock underlying the option multiplied by the per-share cash dividend or per-share market value of a non-cash dividend. This provision shall only apply to special dividends of the Company.

Terms and Conditions of Restricted Stock.  A grantee of restricted stock has no right to an award of restricted stock until the grantee accepts the award within the timeframe prescribed by the Committee and, if the Committee requires, makes payment to the Company in cash, or by check or other acceptable instrument. Certificate(s) are issued in the grantee’s name after acceptance of the award by the grantee, but are not delivered to the Grantee until the shares are free of any restrictions specified by the Committee at the time grant.

Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied. Shares of restricted stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of restricted stock shall be subject to the same restrictions as such shares of restricted stock.

Upon the occurrence of a change in control of the Company, the Committee may accelerate the vesting of outstanding restricted stock, in whole or in part, as determined by the Committee, in its sole discretion.

Unless otherwise determined by the Committee at or after grant, in the event the grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of restricted stock previously awarded to him which are still subject to restrictions will be forfeited and the Company will have the right to complete a blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of restricted stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to restricted stock.

Termination or Amendment. Unless earlier terminated by the Board, the 2007 Plan will terminate on May 8, 2017. The 2007 Plan provides that it may be terminated or amended by the Board at any time, subject to stockholder approval only if such amendment would increase the total number of shares of Common Stock reserved for issuance thereunder.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Non-Qualified Stock Options.  No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

Upon the exercise of a nonqualified stock option, the option holder will generally include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Restricted Shares. Restricted stock may be granted under this Plan aside from, or in association with, any other award. A participant shall have no rights to an award of restricted stock unless and until the participant accepts the award, and if the Committee shall deem it desirable, makes payments to the Company of cash, or by check. After acceptance and the issuance of a stock certificate, the participant shall have all the rights of a stockholder with respect to the restricted stock.

The Company shall issue in the participant’s name a certificate for the shares of Common Stock associated with the award of restricted stock; however, unless otherwise provided, the certificate shall not be delivered to the participant until such shares are free of any restrictions specified by the Committee at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied, and shares of restricted stock may not be transferred until all restrictions have lapsed. Upon a Change of Control, the Committee may accelerate the vesting of outstanding restricted stock, in its sole discretion.

Dividend Equivalents. Assuming that the provisions relating to nonqualified deferred compensation set forth in Section 409A of the Code are inapplicable, no taxable income will be recognized by an option holder upon receipt of a dividend equivalent right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of the stock option and receipt of cash or property with respect to the dividend equivalent right, the option holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with the respect to the dividend equivalent right and the Company will generally be entitled to a corresponding tax deduction.

As indicated above, the tax treatment of dividend equivalent rights is not clear. The Act contains provisions applicable to nonqualified deferred compensation plans, which, if certain conditions are not met, could result in the immediate taxation of income and the imposition of interest and additional tax.

The Board believes it is in the Company's best interests to approve the 2007 Plan, which would allow the Company to continue to grant options, and to grant restricted stock, to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by outside directors and to help the Company secure and retain the services of outside directors.

AMENDED PLAN BENEFITS

The following table sets forth the stock option and stock awards outstanding under the 2007 Plan as of the record date, March 21, 2008.

Director’s Name	Stock Option Awards Outstanding: Number of Shares or Options (#)	All Other Stock Awards Outstanding: Number of Shares of Stock or Units (#)

Steven L. Bock	5,000	5,000

Patrick B. Carney	10,000	5,000

Lawrence S. Dolin	10,000	5,000

Steven R. Fischer	10,000	5,000

Alan W. Kaufman	5,000	5,000

All Directors as a Group (1)	40,000	25,000

(1)           Does not include options to purchase 375,500 shares granted to current non-employee Directors pursuant to the 1994 and 2004 Outside Director Stock Option Plans.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE FALCONSTOR SOFTWARE, INC., 2007 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 4

The accounting firm of KPMG LLP has been selected as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008. Although the selection of accountants does not require ratification, the Audit Committee of the Board of Directors has directed that the appointment of KPMG LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of KPMG LLP, which served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2007, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Fees for services rendered by KPMG LLP for the years 2007 and 2006 fell into the following categories:

Audit Fees:  Fees billed for professional services rendered by KPMG LLP for the audits of the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2007 and 2006, and the reviews of the interim condensed consolidated financial statements included in the Company's Form 10-Qs during such fiscal years. These fees also include the audits of internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. The 2006 audit fees include $110,000 for additional audit fees related to 2006, but billed and paid during 2007.

Audit Related Fees: Fees billed for professional services rendered by KPMG LLP for audit related services, primarily including consents in connection with registration statements filed by the Company.

Tax Fees:  Fees billed for tax-related services rendered by KPMG LLP to the Company.

All Other Fees: Fees billed for on-line resource tools provided by KPMG LLP for the year 2007. There were no other fees provided by KPMG LLP to the Company in 2006.

The approximate fees for each category were as follows:

	Year Ended December 31,
Description	2007	2006
Audit Fees	$677,081	$696,177
Audit Related Fees	$7,500	$7,500
Tax Fees	$32,769	$47,033
All Other Fees	$1,629	–

The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the fees other than the audit fees is compatible with maintaining KPMG LLP’s independence and believes that it is compatible.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Pre-Approval Procedures. The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company:

  For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting of the Audit Committee.

  The independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

  For non-audit services, Company management will submit to the Audit Committee for approval (during the second quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

  To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next Audit Committee meeting.

  The independent registered public accounting firm must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Company Controller will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Please see the Audit Committee discussion in the Board of Directors section, above, for a discussion of the Audit Committee.

  The Audit Committee meets with KPMG LLP (the Company’s independent registered public accounting firm) and reviews the scope of their audit, report and recommendations. The Audit Committee members reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2007 with management. The Audit Committee also discussed all matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, with KPMG LLP. The Audit Committee received the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as currently in effect, and has discussed the independence of KPMG LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed with the SEC.

Audit Committee
Steven L. Bock
Lawrence S. Dolin
Steven R. Fischer

SOLICITATION STATEMENT

The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mail, solicitations may be made by the Company’s regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company’s nominees for their reasonable expenses in sending solicited material to their principals.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 8, 2008.

On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company’s proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2009 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company’s proxy statement by February 21, 2009 the Company will be permitted to use its discretionary voting authority as outlined above.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company has sent, or is concurrently sending, to all of its stockholders of record as of March 21, 2008 a copy of its Annual Report for the fiscal year ended December 31, 2007. Such report contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007.

By Order of the Board of Directors,

/s/ Seth R. Horowitz

Seth R. Horowitz
Secretary

Melville, NY
Dated: April 4, 2008

The Company will furnish a free copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (without exhibits) to all of its stockholders of record as of March 21, 2008 who will make a written request to Mr. James Weber, Chief Financial Officer, FalconStor Software, Inc., 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.

EXHIBIT A

FIRST AMENDMENT TO THE
FALCONSTOR SOFTWARE, INC.
2006 INCENTIVE STOCK PLAN

Pursuant to Section 12 of the FalconStor Software, Inc. 2006 Stock Incentive Plan (the “Plan”), the Plan shall be amended effective May 8, 2008, to read as follows:

1.           Section 1 of the Plan shall be amended by adding the following sentence at the conclusion of the first paragraph:

“The Plan includes the subplan for certain French resident individuals, designated hereunder as Appendix A.”

2.           Section 1 of the Plan shall be further amended by adding the following paragraph after the second paragraph thereof:

“It is further intended that the restricted stock units described in Appendix A receive the favorable tax and social security treatment for free shares under the French Commercial Code.”

3.           The first paragraph of Section 2 of the Plan shall be amended by deleting the second sentence thereof in its entirety and substituting therefor the following:

“The Committee, subject to Sections 3, 5, 6 and Appendix A hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”) and restricted stock units (“RSUs”) and to determine the terms and conditions of the respective Option, Restricted Stock and RSU agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.”

4.           The second paragraph of Section 2 of the Plan shall be amended by adding the words “or RSUs” after “Restricted Stock” each time the latter term appears therein.

5.           Section 3 of the Plan shall be amended by deleting the first sentence hereof and substituting therefor the following:

“The persons eligible for participation in the Plan as recipient of Options (the “Optionees”) or Restricted Stock or RSUs (the “Grantees” and together with the Optionees, the “Participants”) shall include directors, officers and employees of the Company and consultants subject to their meeting the requirements of Rule 701 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) Incentive Options may only be granted to employees of the Company and any Subsidiary; and (ii) any RSUs subject to Appendix A may be granted only to employees and officers (within the meaning of French law) of the Company and any Subsidiary (which is at least 10% held, in terms of share capital or voting rights, by the Company).”

6.           The second sentence of Section 3 shall be amended by adding “or RSU” after “Restricted Stock.”

7.           The third sentence of Section 3 shall be deleted in its entirety and the following shall be substituted therefor:

“A Participant who has been granted an Option or Restricted Stock or RSU hereunder may be granted an additional Option or Options, Restricted Stock or RSU if the Committee shall so determine.”

8.           The fourth and fifth sentences of Section 4 of the Plan shall be deleted in their entirety and the following shall be substituted therefor:

“Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or RSUs at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirement of the Plan.  Should any Option, Restricted Stock or RSU expire or be cancelled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Restricted Stock or RSU be reduced for any reason, the shares of Stock thereof subject to such Option, Restricted Stock or RSU may be subject to future Options, Restricted Stock or RSU under the Plan except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.”

9.           Section 6 shall be recaptioned by adding the words “and Restricted Stock Units” at the conclusion thereof and a Sub-Section captioned "6.1 Restricted Stock" shall be added and shall include the existing content of Section 6, except as hereafter set forth.

10.           Section 6.1(a) of the Plan shall be amended by adding the words “or delivery by electronic issuance” in the second sentence thereof.

11.           Section 6.1(b) of the Plan shall be recaptioned “Issuance of Shares” and shall be further amended by adding the words “either through delivery by electronic issuance or by way of" after the words "Grantee’s name" and by removing the word "for" after the word "certificates".

12.           Section 6.1(c) of the Plan shall be recaptioned “Issuance of Shares” and shall be further amended by adding the words “nor shall there be any delivery by electronic issuance to the Grantee” at the end of the second line thereof.

13.           A Sub-Section captioned "6.2 Restricted Stock Units" shall be included and shall read as follows:

"6.2           Restricted Stock Units

Restricted Stock Units may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and, if applicable, the conditions set forth in Appendix A, and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan (including if applicable Appendix A), as the Committee shall deem desirable:

(a)           Grantee rights.  A Grantee shall have no rights to an award of RSUs unless and until Grantee accepts the award within the period prescribed by the Committee.  After acceptance of an award, the Grantee shall not have the rights of a stockholder until the RSUs vest and the shares are issued or transferred to the Grantee.

(b)           Forfeitability and Non-transferability of Restricted Stock Units.  RSUs are forfeitable until the terms of the RSU grants are satisfied.  Subject to Appendix A (if applicable), RSUs are not transferable, except to the extent, if any, set forth in a RSU grant. However, the Committee in its sole discretion may, except with respect to the RSUs granted pursuant to Appendix A, permit a transfer pursuant to a domestic relations order.

(c)           Issuance of Certificates.  The Company shall issue in the Grantee’s name either through delivery if electronic issuance or by way of a certificate or certificates the shares of Common Stock associated with the award promptly after vesting of the RSUs.

(d)           Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares issued or transferred upon vesting of the RSUs shall not be delivered to the Grantee nor shall there be any delivery of shares by electronic issuance until such shares are free of any restrictions specified by the Committee at the time of grant or, if the grant is made under Appendix A, in accordance with Appendix A.

(e)           Change of Control.  Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding RSUs and/or waive any applicable holding period of the shares issued or transferred upon vesting of the RSUs, in whole or in part, as determined by the Committee, in its sole discretion.

(f)           Termination of Employment.  Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason before full vesting of the RSUs, all unvested RSUs theretofore awarded to him shall be forfeited.  The Committee may provide (on or after grant) that forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture conditions relating to RSUs."

14.           Section 7 of the Plan shall be amended by adding “or RSUs” after “Restricted Stock” each time the latter term appears thereunder.

15.           Section 8 of the Plan shall be amended by adding “or RSUs (or shares issued or transferred upon vesting of the RSUs)” after “Restricted Stock” in the last sentence thereof.

16.           Section 8 of the Plan shall be further amended by adding the words ", and in the case of RSUs subject to Appendix A, only to the extent consistent with continued qualification of the award for favorable tax and social security treatment in France" at the conclusion of the second paragraph.

17.           Section 9 of the Plan shall be amended by adding “or RSUs” after “Restricted Stock” each time the latter term appears thereunder.

18.           Section 10(a) of the Plan shall be amended by adding “or RSUs” after “Restricted Stock.”

19.           Section 12 of the Plan shall be amended by adding “or RSU” after “Restricted Stock” at the end of the second line thereof.

20.           The second paragraph of Section 12 of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

“Subject to the foregoing, the Committee may amend the terms of any Option or RSU theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.”

21.           Section 13 of the Plan shall be amended by adding “or RSUs” after “Restricted Stock” each time the latter term appears thereunder.

22.           Section 16 of the Plan shall be amended by adding the words “provided, however, that notwithstanding the foregoing, Appendix A shall be interpreted in accordance with French law.”

23.           A new Appendix A shall be added to read as follows:

“Qualifying RSUs

1.	Eligibility

The Grantees must be either (1) employees of the Company or employees of a Subsidiary (which is, directly or indirectly at least 10% held, in terms of share capital or voting rights) of the Company; or (ii) officers (under French law) of the Company or of a Subsidiary (which is, directly or indirectly at least 10% held, in terms of share capital or voting rights) of the Company, including, without limitation, the president of a société par actions simplifiée (“SAS”).

2.	Grant Limitations

A Grantee cannot own more than 10 percent of the share capital of the Company, nor can RSUs be granted if it would result in a Grantee owning more than 10 percent of the share capital of the Company.  The total number of RSUs granted cannot exceed 10 percent of the share capital of the Company.  For purposes of the preceding sentence, RSUs that do not vest are disregarded.

3.	Vesting

While the agreement evidencing the award of an RSU will set forth the vesting schedule, except in the case of death or total and permanent disability (corresponding to the second and third categories provided for under article L.341-4 of the French social security code) of the Grantee, the minimum vesting period is two years from the date of grant of the RSUs.

4.	Non-transferability of Restricted Stock Units

RSUs are not transferable, save in case of death of the Grantee.  In case of death of the Grantee, his heirs may request, during the six months following Grantee's death, that the shares subject to the RSUs be transferred to them.

5.	Type of Shares

Stock transferred to a Grantee upon vesting of RSUs may either be newly issued Stock or reacquired Stock, provided, however, that if an award is to be settled in reacquired Stock, the Company must reacquire such Stock prior to the Grantee’s vesting in his RSUs.

6.	Consideration

Upon the vesting of RSUs, grantees will receive the Shares for either no consideration or nominal consideration.

7.	Holding Period

a)	An officer must hold his shares of Stock while he continues to serve as an officer.

b)
Additionally, while the holding period for all grants will be set forth in a grant agreement, the minimum holding period of the shares issued or transferred upon vesting of RSUs shall be two years after full vesting, except in case of death or total and permanent disability (corresponding to the second and third categories provided for under article L.341-4 of the French social security code) of the Grantee.

c)	The Committee is authorized to define appropriate mechanisms to ensure that vested shares cannot be sold or otherwise disposed of within this two-year period.

8.	Limits on Transferability

After expiry of the holding period, Shares can not be sold during the following windows (i) within the 10 market days both preceding and following the date on which the consolidated accounts of the Company are made public and (ii) during the period elapsing between the date on which the corporate bodies of the Company are made aware of information which, if made public, could have a significant impact on the market price of the shares, and the date which is 10 market days after the date on which such information is made public.

9.	Amendment

The Plan, this Appendix A and any award under Appendix A may be amended from time to time (without, in the case of an award, the consent of the Grantee) as may be necessary or appropriate to qualify the award for favorable tax and social security treatment under French law."

24.           As hereby amended, the Plan shall continue in full force and effect.

EXHIBIT B

PROPOSED AMENDMENTS TO

FALCONSTOR SOFTWARE, INC.

2007 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN

Section 5(a)(ii) of the Plan is deleted in its entirety and replaced as follows:

“RESERVED”

Section 6(a)(i) of the Plan is amended by deleting the words “Five Thousand (5,000)” and replacing them with the words “Ten Thousand (10,000)”.

B-1

EXHIBIT C

FALCONSTOR SOFTWARE, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee of the Board of Directors is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of management and information systems and internal controls, and (5) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall review and pre-approve all related-party transactions.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee shall ensure that such complaints are treated confidentially and anonymously.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. This includes reviewing management’s and the independent auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

2.
Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

7.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Review and evaluate the lead partner of the independent auditor team.

2.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

3.
Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

4.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

5.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

6.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

2.
Obtain reports from management and the Company’s senior internal auditing executive that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

3.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

FALCONSTOR SOFTWARE, INC.

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

The undersigned hereby appoints ReiJane Huai and James Weber, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of common stock of FalconStor Software, Inc. (“FalconStor”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FalconStor to be held at FalconStor Software, Inc., 2 Huntington Quadrangle, Suite 2S01, Melville, New York, on Thursday, May 8, 2008, at 9:00 a.m., local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and (2) in their discretion, upon such other matters as may properly come before the meeting.

IMPORTANT:  PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

1.
To elect the following directors: (01) Steven Fischer and (02) Alan Kaufman, to serve as directors until the 2011 Annual Meeting of Stockholders of the Company and until successors have been duly elected and qualified.

01 – Steven R. Fischer

FOR ___________                                           WITHHOLD  ___________

02 – Alan W. Kaufman

FOR ___________                                           WITHHOLD  ___________

2.	To approve an amendment to the FalconStor Software, Inc., 2006 Incentive Stock Plan.

FOR ___________	AGAINST ___________	ABSTAIN ___________

3.	To approve an amendment to the FalconStor Software, Inc., 2007 Outside Director Equity Compensation Plan.

FOR ___________	AGAINST ___________	ABSTAIN ___________

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

FOR ___________	AGAINST ___________	ABSTAIN ___________

5.
With discretionary authority, upon such other matters as may properly come before the meeting.  At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

MARK THIS BOX WITH AN X IF YOU HAVE MADE CHANGES TO YOUR NAME OR ADDRESS DETAILS ABOVE  _____

MARK THIS BOX WITH AN X IF YOU PLAN TO ATTEND THE MEETING  ____

Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estates, trusts or corporations, title or capacity should be stated.  If shares are held jointly, both should sign.

Signature: __________________                                                                           Date______________

Signature: __________________                                                                           Date______________